UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 28, 2010

GLEACHER & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
0-14140
(Commission File Number)
22-2655804
(IRS Employer Identification No.)
1290 Avenue of the Americas
New York, New York
(Address of Principal Executive Offices)
10104
(Zip Code)
(212) 273-7100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Information.
     On September 28, 2010, Gleacher & Company, Inc. (the “Company”) redeemed all outstanding shares of its Series B Mandatory Redeemable Preferred Stock (the “Series B Preferred”) for a total redemption price, including a call premium on the par value and accrued and unpaid dividends, of approximately $26.75 million. The Series B Preferred, which had been issued by the Company in June 2008, entitled the Holder to accruing dividends of 14% per year. The Company was required to redeem the Series B Preferred by June 2012 and exercised an optional redemption feature to redeem the shares early. The redemption will result in a one-time charge of approximately $1.6 million for the quarter ending September 30, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.
By:	/s/ Jeffrey Kugler
	Name:	Jeffrey Kugler
	Title:	Acting Chief Financial Officer

Date: September 30, 2010